Exhibit 23.1

  DONAHUE ASSOCIATES, L.L.C.
 27 BEACH ROAD, SUITE CO5-A
   MONMOUTH BEACH, NJ.    07750
                        Phone: (732) 229-7723

Consent of Certified Public Accountants

DRS Inc.

We have reviewed the Registration Statement on Form S-1 as of March 31, 2008 and June 30, 2007 and consent to its issuance.

/s/ Donahue Associates, LLC
Donahue Associates LLC
August 21, 2008